Exhibit 99.1

Intercontinental Exchange Reports Strong Second Quarter 2020

• Second quarter revenues of $1.4 billion, +8% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“We are pleased to report our second quarter results, which were highlighted by continued revenue growth and double digit earnings per share growth. Amidst an uncertain economic backdrop, our strong second quarter performance underscored the mission critical nature of both our markets and our data services. Above all, as we look to the second half, we are grateful to all of our customers for their continued business, partnership and trust.”

• GAAP diluted EPS of $0.95, +13% y/y

• Adj. diluted EPS of $1.07, +14% y/y

• Operating margin of 53%; Adj. operating margin of 59%

• Operating income +10% y/y; Adj. operating income +8% y/y

• Through June 30, 2020, returned $1.4B to stockholders

ATLANTA & NEW YORK, July 30, 2020 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the second quarter of 2020. For the quarter ended June 30, 2020, consolidated net income attributable to ICE was $523 million on $1.4 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted earnings per share (EPS) were $0.95. Adjusted net income attributable to ICE was $584 million in the second quarter and adjusted diluted EPS were $1.07. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: “In the first half, we built on our track record of consistent revenue growth, expense discipline and earnings per share growth. This performance enabled us to return over $1.4 billion of capital to our stockholders through dividends and our stock repurchase program. As we turn to the second half, we are well positioned to achieve our growth objectives and are investing to strengthen our foundation for continued growth in the future.”

Second Quarter 2020 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin
Data & Listings	$685	46%	53%
Trading & Clearing	$710	60%	64%
Consolidated	$1,395	53%	59%

Second quarter consolidated net revenues were $1.4 billion, up 8% year-over-year. Data and listings revenues in the second quarter were $685 million and trading and clearing net revenues were $710 million. Consolidated operating expenses were $651 million for the second quarter of 2020. On an adjusted basis, consolidated operating expenses were $575 million. Consolidated operating income for the second quarter was $744 million and the operating margin was 53%. On an adjusted basis, consolidated operating income for the second quarter was $820 million and the adjusted operating margin was 59%.

Data and Listings Segment Results

Second quarter data and listings revenues were $685 million, including data revenues of $574 million and listings revenues of $111 million. On a constant currency basis(1), segment revenues were up 3% with data revenues up 4% year-over-year. Data and listings operating expenses were $369 million and on an adjusted basis, were $319 million in the second quarter. Segment operating income for the second quarter was $316 million and the operating margin was 46%. On an adjusted basis, operating income was $366 million and the adjusted operating margin was 53%.

$ in millions	2Q20	2Q19	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$282	$270	4%	5%
Exchange Data and Feeds	183	180	2%	2%
Desktops and Connectivity	109	103	6%	6%
Data Total	574	553	4%	4%
Listings	111	111	—	—
Segment Revenue	$685	$664	3%	3%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q19, 1.2851 and 1.1237, respectively.

Trading and Clearing Segment Results

Second quarter trading and clearing net revenues were $710 million, up 12% from one year ago. Trading and clearing operating expenses were $282 million and adjusted operating expenses were $256 million in the second quarter. Segment operating income for the second quarter was $428 million and the operating margin was 60%. On an adjusted basis, operating income was $454 million and the adjusted operating margin was 64%.

$ in millions	2Q20	2Q19	% Chg
Revenue, net:
Energy	$276	$255	8%
Ags & metals	59	72	(18)%
Financials(1)	76	78	(3)%
Cash equities & equity options	101	74	37%
Fixed income & credit(2)	111	80	38%
OTC & other transaction(3)	13	12	14%
Other revenue(4)	74	63	17%
Segment Revenue	$710	$634	12%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the second quarter increased 8% year-over-year driven by a 14% increase in average daily volume (ADV), partially offset by a 5% decrease in rate per contract (RPC).
•	Ags and metals futures and options revenue in the second quarter decreased 18% year-over-year driven by an 18% decrease in ADV and partially offset by a 1% increase in RPC.
•	Financials futures and options revenue in the second quarter decreased 3% year-over-year reflecting a 13% decrease in ADV and partially offset by a 12% increase in RPC.
•	U.S. cash equities and equity options revenue in the second quarter increased 37% year-over-year reflecting a 61% increase in cash equities ADV and a 44% increase in equity options ADV.

	ADV (lots in thousands)		RPC
	2Q20	% Chg	2Q20	% Chg
Energy	3,068	14%	$1.42	(5)%
Ags & metals	408	(18)%	$2.33	1%
Financials	2,069	(13)%	$0.58	12%
Interest Rates	1,628	(17)%	$0.37	3%
Other Financials	441	8%	$1.33	7%
Total Futures & Options	5,545	—%	$1.17	2%

Cash Equities (in millions)	2,782	61%	$0.046	—%
Equity Options	4,566	44%	$0.07	(39)%

The second quarter of 2020 included 63 trading days for commodities, other financials, interest rates and cash equities and equity options. The second quarter of 2019 included 63 trading days for commodities, other financials, interest rates and cash equities and equity options.

Other Matters

•	The effective tax rate for the second quarter of 2020 was 22%.
•	Operating cash flow through the second quarter of 2020 was $1.4 billion and free cash flow was $1.1 billion.
•	Unrestricted cash was $880 million and outstanding debt was $8.4 billion as of June 30, 2020.
•	Through the second quarter of 2020, ICE repurchased $1.1 billion of its common stock and paid $330 million in dividends.

Financial Guidance

•	ICE's third quarter 2020 data revenues are expected to be in a range of $575 million to $580 million.
•	ICE's third quarter 2020 GAAP operating expenses are expected to be in a range of $651 million to $661 million and adjusted operating expenses(1) are expected to be in a range of $580 million to $590 million.
•	ICE's full year 2020 GAAP operating expenses are expected to be in a range of $2.617 billion to $2.667 billion and adjusted operating expenses(1) are expected to be in a range of $2.320 billion to $2.370 billion.
•	ICE's third quarter 2020 non-operating expense(2) is expected to be in the range of $20 million to $25 million.
•	ICE's full year 2020 capital expenditures are expected to be in a range of $350 million to $370 million.
•	ICE's third quarter 2020 GAAP effective tax rate is expected to be in a range of 33% to 35% and adjusted effective tax rate(3) is expected to be in a range of 24% to 26%.
•	ICE's fourth quarter 2020 GAAP and adjusted effective tax rate(3) is expected to be in a range of 22% to 24%.
•	ICE's diluted share count for the third quarter is expected to be in the range of 542 million to 548 million weighted average shares outstanding.

(1) 2020 and 3Q20 non-GAAP operating expenses exclude amortization of acquisition-related intangibles. 2020 non-GAAP operating expenses also exclude acquisition-related success fees and accruals related to investigations and inquiries.

(2) Non-operating expense includes interest income, interest expense and net other income.

(3) 3Q20 and 4Q20 adjusted effective tax rate reflects the tax impact of any pre-tax income adjustments and excludes deferred tax impacts primarily related to tax law changes.

Earnings Conference Call Information

ICE will hold a conference call today, July 30, 2020, at 8:30 a.m. ET to review its second quarter 2020 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 3663321 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2020 earnings has been scheduled for October 29, 2020 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
Revenues:	2020	2019	2020	2019
Transaction and clearing, net	$2,571	$1,769	$1,207	$907
Data services	1,138	1,099	574	553
Listings	223	222	111	111
Other revenues	149	127	74	63
Total revenues	4,081	3,217	1,966	1,634
Transaction-based expenses:
Section 31 fees	320	169	154	100
Cash liquidity payments, routing and clearing	807	480	417	236
Total revenues, less transaction-based expenses	2,954	2,568	1,395	1,298
Operating expenses:
Compensation and benefits	551	507	273	259
Professional services	63	62	34	29
Acquisition-related transaction and integration costs	14	1	2	1
Technology and communication	257	220	126	113
Rent and occupancy	40	35	19	18
Selling, general and administrative	89	83	40	41
Depreciation and amortization	314	315	157	157
Total operating expenses	1,328	1,223	651	618
Operating income	1,626	1,345	744	680
Other income (expense):
Interest income	8	19	2	10
Interest expense	(156)	(142)	(84)	(71)
Other income, net	31	32	11	9
Other income (expense), net	(117)	(91)	(71)	(52)
Income before income tax expense	1,509	1,254	673	628
Income tax expense	323	284	145	150
Net income	$1,186	$970	$528	$478
Net income attributable to non-controlling interest	(13)	(14)	(5)	(6)
Net income attributable to Intercontinental Exchange, Inc.	$1,173	$956	$523	$472

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.14	$1.69	$0.96	$0.84
Diluted	$2.13	$1.68	$0.95	$0.84
Weighted average common shares outstanding:
Basic	549	565	546	563
Diluted	552	568	549	566

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$880	$841
Short-term restricted cash and cash equivalents	993	943
Customer accounts receivable, net	1,279	988
Margin deposits, guaranty funds and delivery contracts receivable	93,960	64,987
Prepaid expenses and other current assets	323	220
Total current assets	97,435	67,979
Property and equipment, net	1,510	1,536
Other non-current assets:
Goodwill	13,534	13,342
Other intangible assets, net	10,149	10,258
Long-term restricted cash and cash equivalents	408	404
Other non-current assets	1,024	974
Total other non-current assets	25,115	24,978
Total assets	$124,060	$94,493

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$520	$505
Section 31 fees payable	316	138
Accrued salaries and benefits	199	291
Deferred revenue	383	129
Short-term debt	705	2,569
Margin deposits, guaranty funds and delivery contracts payable	93,960	64,987
Other current liabilities	110	197
Total current liabilities	96,193	68,816
Non-current liabilities:
Non-current deferred tax liability, net	2,317	2,314
Long-term debt	7,703	5,250
Accrued employee benefits	190	198
Non-current operating lease liability	274	281
Other non-current liabilities	294	270
Total non-current liabilities	10,778	8,313
Total liabilities	106,971	77,129
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	95	78

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,050)	(3,879)
Additional paid-in capital	11,856	11,742
Retained earnings	10,462	9,629
Accumulated other comprehensive loss	(321)	(243)
Total Intercontinental Exchange, Inc. stockholders’ equity	16,953	17,255
Non-controlling interest in consolidated subsidiaries	41	31
Total equity	16,994	17,286
Total liabilities and equity	$124,060	$94,493

Non-GAAP Financial Measures and Reconciliation We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019	2020	2019
Total revenues, less transaction-based expenses	$1,593	$1,247	$1,361	$1,321	$2,954	$2,568
Operating expenses	592	477	736	746	1,328	1,223
Less: Amortization of acquisition-related intangibles	51	46	90	109	141	155
Less: Acquisition-related success fee	10	—	—	—	10	—
Less: Accruals related to investigations and inquiries	—	—	5	—	5	—
Adjusted operating expenses	531	431	641	637	1,172	1,068
Operating income	1,001	770	625	575	1,626	1,345
Adjusted operating income	1,062	816	720	684	1,782	1,500
Operating margin	63%	62%	46%	44%	55%	52%
Adjusted operating margin	67%	65%	53%	52%	60%	58%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2020	2019	2020	2019	2020	2019
Total revenues, less transaction-based expenses	$710	$634	$685	$664	$1,395	$1,298
Total operating expenses	282	249	369	369	651	618
Less: Amortization of acquisition-related intangibles	26	23	45	55	71	78
Less: Accruals related to investigations and inquiries	—	—	5	—	5	—
Adjusted total operating expenses	$256	$226	$319	$314	$575	$540
Operating income	$428	$385	$316	$295	$744	$680
Adjusted operating income	$454	$408	$366	$350	$820	$758
Operating margin	60%	61%	46%	44%	53%	52%
Adjusted operating margin	64%	64%	53%	53%	59%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net income attributable to ICE common stockholders	$1,173	$956
Add: Amortization of acquisition-related intangibles	141	155
Add: Extinguishment of 2020 Senior Notes	14	—
Add: Acquisition-related success fee	10	—
Add: Accruals related to investigations and inquiries	5	—
Add: Impairment of CAT promissory notes	2	—
Less: Income tax effect for the above items	(43)	(40)
Less: Deferred tax adjustments on acquisition-related intangibles	(10)	(13)
Add: Other tax adjustments	—	3
Adjusted net income attributable to ICE	$1,292	$1,061

Diluted earnings per share attributable to ICE	$2.13	$1.68

Adjusted diluted earnings per share attributable to ICE	$2.34	$1.87

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Net income attributable to ICE	$523	$472
Add: Amortization of acquisition-related intangibles	71	78
Add: Extinguishment of 2020 Senior Notes	14	—
Add: Accruals related to investigations and inquiries	5	—
Add: Impairment of CAT promissory notes	2	—
Less: Income tax effect for the above items	(22)	(20)
Add / (Less): Deferred tax adjustments on acquisition-related intangibles	(9)	4
Adjusted net income attributable to ICE	$584	$534

Diluted earnings per share attributable to ICE	$0.95	$0.84

Adjusted diluted earnings per share attributable to ICE	$1.07	$0.94

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Six months ended June 30, 2020	Six months ended June 30, 2019
Cash flow from operations	$1,378	$1,382
Less: Capital expenditures and capitalized software development costs	(144)	(134)
Less: Section 31 fees, net	(178)	(63)
Free cash flow	$1,056	$1,185

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

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Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com